EXHIBIT 10
                              April 27, 1995

VIA FACSIMILE

Ms. Allison Freeland
NationsBank of Florida, N.A.
150 S.E. Third Avenue
Miami, Florida 33131

Ms. Susan M. Racher
Vice President & Manager
Bank of America (f.k.a.
Continental Illinois
Commercial Corporation)
801 Brickell Avenue
Miami, Florida 33131

         Re: Revolving Credit and Reimbursement Agreement by and among IVAX Corporation, as Borrower, and NationsBank of Florida, National Association and Continental Bank N.A., as Agents

Dear Allison and Susan:

     This letter serves to amend the Revolving Credit and Reimbursement Agreement (the "Credit Agreement"), by and among IVAX Corporation, as Borrower ("IVAX"), NationsBank of Florida, National Association and Continental Bank N.A., as Lenders, NationsBank of Florida, National Association, as Agent and Administrative Agent, and Continental Bank N.A., as Agent.

     Effective as of January 1, 1995, the Credit Agreement is amended as follows:

     1. Section 8.19 of the Credit Agreement is deleted in its entirety, shall be of no further force and effect, and shall be replaced with the following:

        8.19  COMBINED OPERATING INCOME.  Permit at any time the
        Combined Operating Income for any Four-Quarter Period to be less than $70,000,000.

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     2. The definition of Consolidated Fixed Charges in Section
1.01 is deleted in its entirety, shall be of no further force and effect, and shall be replaced with the following:

        "Consolidated Fixed Charges" means, with respect to the Borrower and its Subsidiaries, for the periods indicated, the sum of, without duplication, (i) Consolidated Interest Expense, (ii) dividends and other shareholder distributions during such period, and (iii) the current portion of Consolidated Funded Indebtedness.

     3. For purposes of computing the Consolidated Fixed Charge
Ratio under Section 8.05 of the Credit Agreement, Indebtedness with respect to any Person shall not include items which would be classified as "Loans payable" on the consolidated balance sheet of the Borrower and its Subsidiaries or on the combined balance sheet of the Borrower and its Significant Subsidiaries or the consolidated balance sheet of such Person, as the case may be, all as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, unless and only to the extent that the aggregate amount of such "Loans payable" exceeds $10,000,000.

     All other provisions of the Credit Agreement shall remain in full force and effect.

     In connection with the foregoing, IVAX agrees to negotiate in good faith to obtain, on or before May 30, 1995, the consent of Mellon Bank, N.A. under the Loan and Security Agreement, dated December 11, 1990, as amended (the "Mellon Agreement"), between Mellon Bank (East) National Association, now known as Mellon Bank, N.A., and Zenith Laboratories, Inc. ("Zenith") in order to permit Zenith to become a Guarantor under the Credit Agreement.

     IVAX agrees to terminate the Mellon Agreement effective June 30, 1995, and not to renew that agreement. IVAX also agrees to cause Zenith to become a Guarantor under the Credit Agreement on or before July 3, 1995. IVAX's failure to perform its obligations under either of the foregoing two sentences shall constitute a Default under the Credit Agreement.

     Capitalized terms used but not defined in this letter have the meanings given to them in the Credit Agreement.

     Your execution of this letter in the space provided below will acknowledge your agreement to the foregoing amendment. Once

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executed by each of you, this letter agreement shall constitute such amendment, and no other document or action shall be required by any party to effectuate the amendment. Please return an executed copy of this letter agreement to my attention at telecopy number 305-590-2615.

                                   Very truly yours,

                                   IVAX CORPORATION

                                   /s/ Michael W. Fipps
                                   -----------------------
                                   Michael W. Fipps
                                   Chief Financial Officer

THE FOREGOING IS ACKNOWLEDGED
AND AGREED TO BY THE UNDERSIGNED:

NATIONSBANK OF FLORIDA,
NATIONAL ASSOCIATION

By: /s/ Allison S. Freeland
   --------------------------------
Name:   Allison S. Freeland
Title:  Vice President
Date:   April 27, 1995

BANK OF AMERICA ILLINOIS (f.k.a CONTINENTAL BANK N.A.)

By: /s/ R. A. Kilgannon
    -------------------------------
Name:   R. A. Kilgannon
Title:  Senior Vice President
Date:   April 27, 1995